                                                                   Exhibit 10.44

                               FIRST AMENDMENT OF
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     WHEREAS, iPCS Wireless, Inc. a Delaware corporation (the "Company"), Stebbins B. Chandor, Jr. ("Executive") and, for certain purposes, iPCS, Inc., a Delaware corporation (the "Parent"), entered into an Amended and Restated Employment agreement (the "Agreement") effective as of January 1, 2001; and

     WHEREAS, the Company, Executive and Parent now desire to amend the Agreement.

     NOW, THEREFORE, pursuant to paragraph 17 of the Agreement, the parties hereby agree to amend the Agreement, effective as of August 28, 2001 and conditioned upon the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated as of August 28, 2001 by and between Parent and AirGate PCS, Inc., a Delaware corporation, in the following particulars:

     1. By adding the following as the last sentence of Section 3 of the
Agreement:

     "Notwithstanding the foregoing, for periods after the consummation of the merger (the `Merger') of the Company with and into Merger Sub, a Delaware corporation, pursuant to the terms of that certain Agreement and Plan of Merger (the `Merger Agreement') dated as of August 28, 2001 by and between Parent and AirGate PCS, Inc., a Delaware corporation (`AirGate'), Executive shall not be employed in a position that would be that of an executive officer of AirGate and its affiliates for purposes of Form 4 reporting requirements under Federal securities laws with respect to transactions in AirGate securities."

     2. By adding the following sentence to paragraph 5(d) of the Agreement as the last sentence thereof:

     "Notwithstanding the foregoing, the change in Executive's position, duties and responsibilities that occurs as a result of the consummation of the Merger and the continued operation of Parent as set forth in the Merger Agreement shall be deemed to be a breach of this Agreement; provided, however, that Executive shall not have the right to terminate employment and receive benefits pursuant to this paragraph 5(d) as a result of such change in position, duties and responsibilities until the the earlier of
     (i) the 180th day following the Effective Time (as defined in the Merger Agreement), or (ii) June 30, 2002."

     3. By adding the following to the introductory language of Exhibit A of the Agreement as the last sentence thereof:

     "Notwithstanding the foregoing or any other provision of this Exhibit A, in the event the Merger is consummated, the Executive's Termination Date shall occur on the earlier of (i) the 180th day following the Effective Time, or
     (ii) June 30, 2002, without any further action of any party being required, and such termination of employment (referred to herein as a `Deemed Good Reason Termination') shall be deemed to be a termination of the Executive's employment with the Company for Good Reason."

     4. By adding the following to Section 1 of Exhibit A of the Agreement immediately after the last sentence thereof:

     "In addition to the foregoing payments, upon the date of Executive's Deemed Good Reason Termination or upon Executive's earlier termination of employment if such termination is a result of the termination of Executive's employment by the Company (or its successor) for any reason other than Cause, or if such termination is a result of Executive's death, Executive shall be entitled to a lump sum payment equal to $400,000 in complete settlement of all obligations to Executive pursuant to Section 4 of this Exhibit A. All payments pursuant to this Section 1 shall be in addition to any payments and benefits to which Executive is entitled under the provisions of paragraph 5(a) of the Agreement."

     5. By adding the following as the last sentence of Section 3 of Exhibit A of the Agreement:

     "Executive shall have no obligations under this Section 3 for periods after the date of Executive's Deemed Good Reason Termination."

     6. By substituting the following for subparagraph (a) of Section 7 of Exhibit A of the Agreement:

     "(a) The term `Noncompetition Period' means the period beginning on the date of Executive's Deemed Good Reason Termination and ending on the six month anniversary of that date."

     IN WITNESS WHEREOF, Executive has hereunto set Executive's hand, and the Company and Parent have each caused these presents to be executed in its name and on its behalf, all as of the date and year first above written.

EXECUTIVE                                      iPCS Wireless, Inc.

 /s/ Stebbins B. Chandor, Jr.                  By:  /s/ Timothy M. Yager
----------------------------------                  ---------------------------
                                               Its: President & CEO
                                                    ---------------------------

                                               iPCS, Inc.

                                               By:  /s/ Timothy M. Yager
                                                    ---------------------------
                                               Its: President & CEO
                                                    ---------------------------

                                      -2-